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                                                           Page 41 of 42 Pages

                                                                     Exhibit 19


                        AXA Equitable Life Insurance Company



                                                             December 30, 2008

VIA FACSIMILE
Mr. Gerald M. Lieberman
c/o AllianceBernstein L.P.
1345 Avenue of the Americas
New York, New York 10105

Dear Mr. Lieberman:

     Pursuant to Sections 2.1 and 2.4.2 of the Purchase Agreement dated as of June 20, 2000 (the "Purchase Agreement") by and among AllianceBernstein L.P. (formerly Alliance Capital Management L.P.) ("Alliance"), AXA Financial, Inc. ("AXA Financial") and SCB Inc. (formerly Sanford C. Bernstein Inc.) relating to the purchase and sale of Buyer Units (except as otherwise stated, capitalized terms used herein shall have the same meaning as in the Purchase Agreement), AXA Financial hereby specifies Tuesday, January 6, 2009 as the Settlement Date for the purchase of the Buyer Units subject to the Exercise Notice to AXA Financial and Alliance from SCB Inc. and SCB Partners Inc., dated December 19, 2009, and hereby designates AXA Financial (or an affiliate thereof) as the Designated Entity to purchase the 8,160,000 Buyer Units subject to such Exercise Notice.

     In addition, please note that any notice you give under the Purchase Agreement to AXA Financial should be given to:

	Richard S. Dziadzio
	Executive Vice President and Chief Financial Officer
	1290 Avenue of the Americas
	New York, NY 10104
	Fax: (212) 314-2016
	Tel: (212) 314-4306

with copies to:

	Kevin R. Byrne
	Executive Vice President, Chief Investment
	Officer and Treasurer
	1290 Avenue of the Americas
	New York, NY 10104
	Fax: (212) 707-1504
	Tel: (212) 314-4081

and

	Ralph A. Petruzzo
	Vice President and Counsel
	1290 Avenue of the Americas
	New York, NY 10104
	Fax: (212) 314-3951
	Tel: (212) 314-3935


Please do not hesitate to contact me with any questions.


			Sincerely,



			/s/  Ralph A. Petruzzo
			Ralph A. Petruzzo


cc: 	Lawrence E. Cranch
	David Lesser
	Karen M. Applegate
	Chris Banthin
	Kevin R. Byrne
	Richard S. Dziadzio
	Richard V. Silver


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